UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 4, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(202) 333-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2005, InPhonic, Inc. (“InPhonic”) completed the acquisition of certain assets and liabilities of A1 Wireless USA, Inc. (“A1”) through CAIS Acquisition LLC (“CAIS”), a wholly-owned subsidiary of InPhonic, pursuant to the terms and conditions of the Asset Purchase Agreement dated December 17, 2004 between A1 and CAIS (the “Asset Purchase Agreement”) and the First Amendment to the Asset Purchase Agreement dated January 4, 2005, among A1, CAIS and InPhonic (the “Amendment”). The aggregate consideration paid at closing for the net assets acquired was approximately $10.7 million in cash and 160,226 shares of InPhonic common stock. A1 has agreed to deposit $1 million in cash into a designated A1 bank account to cover claims for indemnification, if any, until at least January 4, 2006 pursuant to the Asset Purchase Agreement. In addition, InPhonic has agreed to pay up to an aggregate of $4 million in cash and 76,300 shares of InPhonic’s common stock if A1 attains certain post-paid wireless activation benchmarks between January 4, 2005 and December 31, 2005, of which, up to an aggregate of $3 million in cash and shares of InPhonic common stock will be held in escrow to cover indemnification obligations until at least January 4, 2006.

The terms of the Asset Purchase Agreement and the Amendment were determined on the basis of arms-length negotiations. Prior to the execution of the Asset Purchase Agreement and the Amendment, to the best knowledge of InPhonic, neither InPhonic nor any of its affiliates, any director or officer of InPhonic, nor any associate of any such director or officer, had any material relationship with A1.

InPhonic issued a press release regarding the execution of the Asset Purchase Agreement on December 20, 2004, which was attached as Exhibit 99.1 to the Form 8-K filed on December 22, 2004.

The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this report and the Amendment, which is attached as Exhibit 2.1.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is due.

(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is due.

(c) Exhibits.

Exhibit No.	Description
2.1(a)	Asset Purchase Agreement, dated as of December 17, 2004, between A1 and CAIS.

2.1.1	First Amendment to the Asset Purchase Agreement, dated as of January 4, 2005, between A1, CAIS and InPhonic.

(a) Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

By:	/s/ David A. Steinberg
David A. Steinberg
Chairman and Chief Executive Officer

Date: January 10, 2005

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